Exhibit 14(b)

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-54884 on Form N-14 of Mercury HW Variable Trust of our report dated February 9, 2001 on International Equity Focus Fund of Merrill Lynch Variable Series Funds, Inc. appearing in the Proxy Statement and Prospectus, which is a part of such Registration Statement, and to the references to us under the captions “COMPARISON OF THE FUNDS — Financial Highlights” and “EXPERTS” also appearing in such Proxy Statement and Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP Princeton, New Jersey March 14, 2001